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                                                                    Exhibit 23.1

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-36636, 2-76696, 2-90152, 33-13197, 33-21030,
33-39704, 33-39705, 33-39706, 33-39707, 33-49717, 33-53363, 33-53365,
33-53367, 333-02783, 333-02961, 333-02963, 333-33531, 333-38599, 333-34112,
333-34344, 333-45341 and 333-76653) and the Registration Statement on Form S-4 (No. 333-66175) of Pharmacia Corporation of our report dated February 7, 2000, except as to the pooling of interests of Monsanto Company and Pharmacia & Upjohn, Inc. which is as of March 31, 2000, relating to the financial statements, which appears in this Current Report on Form 8-K.


PricewaterhouseCoopers LLP


Florham Park, New Jersey
May 19, 2000